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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: Miguel Iribarren MIDWAY GAMES INC. (773) 961-2222 miribarren@midwaygames.com	Joseph N. Jaffoni Jaffoni & Collins Incorporated (212) 835-8500 mwy@jcir.com

MIDWAY GAMES INC. REPORTS ON PREFERRED STOCK CONVERSIONS

Chicago, Illinois, May 21, 2002 — Midway Games Inc. (NYSE:MWY) announced today that the three purchasers of its Series B Convertible Preferred Stock, issued May 22, 2001, have converted their initial preferred shares into 4,518,874 shares of Midway Games common stock at $9.33 per share. Midway now has approximately 48.2 million common shares outstanding.

        The investors continue to hold $13.125 million of Series B stock convertible into Midway common stock until November 22, 2003 at $10.60 per share and warrants to purchase up to 1,050,000 shares at an exercise price of $9.33.

        Midway Games Inc. is a leading developer and publisher of interactive entertainment software. Midway videogames are available for play on all major videogame platforms including the PlayStation®2 computer entertainment system, Xbox™ video game system from Microsoft, and Nintendo GameCube™ and Game Boy® Advance.

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  EXHIBIT 99.1